Exhibit 10.17

Exhibit A

CONVERTIBLE PROMISSORY NOTE

Up to $300,000.00	April ___, 2022
‘Principal”	“Effective Date”

FOR VALUE RECEIVED, TRUGOLF, INC., a Nevada corporation, its successors and assigns (the “Company”), hereby promises to pay to Greentree Financial Group Inc., a Florida corporation, or its successors or assigns (the “Holder”), in immediately available funds, the total principal sum of up to Three Hundred Thousand Dollars ($300,000.00) with a 15% original issuance discount, in accordance with the terms of this Convertible Promissory Note (this “Note”). Unless converted pursuant to Section 4, the principal hereof and any unpaid accrued interest thereon shall be due and payable upon demand by Holder in accordance with Section 1, (unless such payment date is accelerated as provided in Section 8). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 9 hereof, or as otherwise directed by Holder. Interest on the unpaid principal balance of this Note shall accrue from the date funds have been advanced and shall continue to accrue until all unpaid principal and interest is paid in full. Interest shall be calculated at the simple rate of ten percent per annum (10%).

1.	DEMAND LOAN. At such times, and in such amounts as requested by the Company, Holder shall loan the Company up to $300,000.00 with a 15% original issuance discount solely for its expenses related to the Company’s initial public offering and listing of its common stock (the “Common Stock”) on the NASDAQ Global Market or other national exchange (the “Uplisting”). Each such loan by the Holder to the Company shall be referred to as a “Loan Advance”. The date and amount of each Loan Advance, and the total of all Loan Advances, will be recorded and updated on Exhibit A, which is attached hereto and incorporated herein. Any loans or other advances made by Holder to the Company which are not recorded in Exhibit A will not be considered a part of this Note. The outstanding principal amount of all Loan Advances (the “Principal Amount”), together with accrued interest thereon, shall be due nine months from the Effective Date (“Maturity Date”). The Company shall have three (3) days after the Maturity Date to deliver payments to the Holder. Notwithstanding the foregoing, the Company agrees to apply all proceeds from its intended initial public offering under the Securities Act of 1933 to repayment of this Note until it has been paid in full, and further agrees to use commercially reasonable efforts to file and have qualified such initial public offering in a timely manner.

2.	PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note before the Maturity Date, without penalty; provided, that it shall provide Holder with fifteen (15) days’ advanced written notice of its intent to prepay this Note. Holder shall have the option to elect to convert this Note in accordance with the terms of this Note at any time prior to the Company’s prepayment.

3.	TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by the Company without the express written consent of the Holder. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a “Reorganization Event”), this Note will survive and become an obligation of the party that acquires such controlling interest or assets. In the event of a Reorganization Event, the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note. This Note shall not be transferred, pledged, hypothecated, or assigned by the Holder without the express written consent of the Company.

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4.	CONVERSION .

4.1 Conversion Rights. The Holder shall have the right, at any time on or after the Issuance Date prior to the Maturity Date to convert all or any portion of the then outstanding and unpaid Principal Amount and accrued interest (including any Default Interest) thereon into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined below) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the then outstanding shares of Common Stock. For purposes of the proviso set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, however, that the limitations on conversion may be waived (up to 9.99%) by the Holder upon, at the election of the Holder, not less than 61 days’ prior written notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The Holder shall exercise its rights to conversion pursuant to this Section 4.1(a) by delivering to the Company a written notice of its election to so convert in the form attached hereto as Exhibit B (the “Notice of Conversion”), delivered by the Holder to the Company; provided that the Notice of Conversion is submitted by e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 11:59 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the Principal Amount to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such Principal Amount at the Interest Rate to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2).

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4.2 Conversion Price.

(a) Calculation of Conversion Price. The per share conversion price (the “Conversion Price”) into which Principal Amount and accrued interest (including any Default Interest) thereon under this Note shall be convertible into shares of Common Stock hereunder shall be equal to 70% multiplied by the lower of (1) the volume weighted average of the closing sales price of the Common Stock on the date that the Uplisting is successfully consummated or (2) the lowest closing price for the five trading days following the date of Uplisting, not including the Uplisting day (subject to adjustment as provided herein) if an Uplisting has occurred on or before 3:30 p.m. ET on __________, 2022; provided, further, and notwithstanding the above calculation of the Conversion Price, if, prior to the repayment or conversion of this Note, in the event the Company consummates a registered or unregistered primary offering of its securities for capital raising purposes (a “Primary Offering”), the Holder shall have the right, in its discretion, to (x) demand repayment in full of an amount equal to any outstanding Principal Amount and interest (including Default Interest) under this Note as of the closing date of the Primary Offering or (y) convert any outstanding Principal Amount and interest (including any Default Interest) under this Note into Common Stock at the closing of such Primary Offering at a Conversion Price equal to the lower of (i) the Conversion Price and (ii) a 30% discount to the offering price to investors in the Primary Offering. The Company shall provide the Holder no less than three (3) business days’ notice of the anticipated closing of a Primary Offering and an opportunity to exercise its conversion rights in connection therewith. To the extent the Conversion Price is below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law, provided however that the Company agrees to honor all conversions submitted pending this increase. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. In the event the Company has a “DTC Chill” on its shares, an additional discount of 10% shall apply to the Conversion Price while such “DTC Chill” is in effect.

(b) Conversion Price During Major Announcements. Notwithstanding anything contained in Section 4.2(a) to the contrary, in the event the Company (i) makes a public announcement that it intends to be acquired by, consolidate or merge with any other corporation or entity (other than a merger in which the Company is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company; or (ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Common Stock (or any other takeover scheme) (any such transaction referred to in clause (i) or (ii) being referred to herein as a “Change in Control” and the date of the announcement referred to in clause (i) or (ii) is being referred to herein as the “Announcement Date”), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price and (y) a 25% discount to the Acquisition Price (as defined below) provided, that, the Conversion Price (as adjusted pursuant to this Section 4.2(b)) shall never be less than a price that is the lower of (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of this Note; or (ii) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of this Note. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Section 4.2(a). For purposes hereof, “Adjusted Conversion Price Termination Date” shall mean, with respect to any proposed Change in Control for which a public announcement as contemplated by this Section 4.2(b) has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed Change in Control which caused this Section 4.2(b) to become operative. For purposes hereof, “Acquisition Price” shall mean a price per share of Common Stock derived by dividing (x) the total consideration (in cash, equity, earn-out or similar payments or otherwise) paid or to be paid to the Company or its shareholders in the Change in Control transaction by (y) the number of authorized shares of Common Stock outstanding as of the business day prior to the Announcement Date.

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4.3 Authorized and Reserved Shares. The Company covenants that at all times until the Note is satisfied in full, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of a number of Conversion Shares equal to the sum of (i) the number of Conversion Shares issuable upon the full conversion of this Note (assuming no payment of Principal Amount or interest) as of any issue date (taking into consideration any adjustments to the Conversion Price pursuant to Section 2 hereof or otherwise) multiplied by (ii) two (2) (the “Reserved Amount”). In the event that the Company shall be unable to reserve the entirety of the Reserved Amount (the “Reserve Amount Failure”), the Company shall promptly take all actions necessary to increase its authorized share capital to accommodate the Reserved Amount (the “Authorized Share Increase”), including without limitation, all board of directors actions and approvals and promptly (but no less than 60 days following the calling and holding a special meeting of its shareholders no more than 60 days following the Reserve Amount Failure to seek approval of the Authorized Share Increase via the solicitation of proxies. Notwithstanding the foregoing, in no event shall the Reserved Amount be lower than the initial Reserved Amount, regardless of any prior conversions. The Company represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of Conversion Shares into which this Note shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of this Note. The Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Conversion Shares or instructions to have the Conversion Shares issued, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates or cause the Company to electronically issue shares of Common Stock to execute and issue the necessary certificates for the Conversion Shares or cause the Conversion Shares to be issued in accordance with the terms and conditions of this Note.

If, at any time the Company does not maintain the Reserved Amount it will be considered an Event of Default under this Note.

5.	CONVERSION COST REIMBURSEMENT. The Company agrees to reimburse the Holder’s certificate processing cost by adding $1,000 to the Principal for each Conversion effected by Holder.

6.	COMMON SHARE ISSUANCE. Upon receipt by the Company of a written request from Holder to convert any amount due under any Note, subject to any limitations on conversion contained in any Note, the Company shall have five (5) business days (“Delivery Date”) to request issuance of the shares of Common Stock issuance pursuant to such Conversion. If the Company fails to timely deliver the shares through willful failure or deliberate hindrance, the Company shall pay to Holder in immediately available funds $500.00 per day past the Delivery Date that the shares are actually issued. Any amounts due under this Section shall be paid by the fifth day of the month following the month in which they accrued or, at the option of Holder, may be added to the principal under any Note. The Company agrees that the right to convert the Notes is a valuable right to Holder and a material consideration of it entering this Note. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver shares as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Holder due to any such breach. The parties agree that this Section is not intended to in any way limit Holder’s right to pursue other remedies, including actual damages and/or equitable relief.

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7.	ADJUSTMENTS. In case the Company shall at any time prior to the earlier of (1) conversion of the Note, or (2) payment inn full of all Principal and accrued interest thereof, effect a recapitalization, reclassification, stock dividend, stock split or reverse split of its Common Stock, then, upon the effective date thereof, the number of shares of Common Stock into which this Note is convertible and the Conversion Price (as applicable) shall be proportionately adjusted.

8.	DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

a)	The non-payment, when due or upon demand, of any principal or interest pursuant to this Note;

b)	The material breach of any representation or warranty in this Note. In the event the Holder becomes aware of a breach of this Section 8(b), the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

c)	The breach of any covenant or undertaking of the Company, not otherwise provided for in this Section 8;

d)	The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature;

e)	The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company;

f)	The Company liquidates, transfers, sells or assigns substantially all of its assets or elects to wind down its operations or dissolve;

g)	The Company fails to maintain irrevocable TA instruction or file with the Company’s transfer agent or switches transfer agents without at least twenty (20) day’s prior written notice to Holder after the Company has engaged in a transfer agent engaged;

h)	The Company fails to maintain DTC or DWAC eligibility;

i)	The Company is not current in its periodic filings with either NASDAQ Global Market or Securities and Exchange Commission, as applicable;

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j)	The Company fails to deliver the Holder and/or its assigns the shares of Common Stock rightfully listed in the Conversion Notice within five (5) business days.

k)	The Company defaults on any other debt exceeding a value of $250,000.

l)	The Company breaches any other agreement it has with Holder or its assigns.

m)	The Company interferes with Holder’s or its assigns’ efforts to remove the restrictive legend from the Common Stock issued as a result of conversion of the Note when Holder or its assign has provided an attorney opinion letter opining that the shares are eligible to have the legend removed pursuant to Rule 144 or otherwise.

There will be no cure period available for the Event of Default as defined in Section 8(d) and 8(e); Upon the occurrence of any Event of Default, and provided such Event of Default as defined in Section 8(a) through 8(c), and 8(f) through 8(m), has not been cured by the Company within five (5) business days after the occurrence of such Event of Default (except a payment default of any interest, principal and/or other amount when due, of which no cure period is available), the Holder, may, by written notice to the Company, declare all or any portion of the unpaid Principal Amount due to Holder, together with all accrued interest thereon, immediately due and payable (without advanced notice as may otherwise by required hereunder); provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid Principal Amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice. Holder shall also have all other remedies available under law and equity. There shall be a late charge equal to 10% of the amount of any unpaid principal plus any interest accrued as of the due date. Following an Event of Default, the outstanding Principal Amount shall begin to accrue interest at 18% per annum or the highest interest rate currently allowable under Nevada law for loans of this amount (the “Default Interest Rate”). In the event of any changes under Nevada law relating to the increases or decreases of allowable interest rates, this Note will be changed to the highest amount allowable under Nevada law without notification or further ratification.

Upon the occurrence of any Default or Event of Default, the Holder at any time, at its sole discretion, may elect to immediately (without prior notice) convert the outstanding principal amount of this Note, or any portion of the principal amount hereof, and any accrued interest, in whole or in part, into shares of the common stock of the Company, according to the terms of this Note.

9.	NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier, or by facsimile transmission. Notice shall be deemed to have been received on the date and time of personal or overnight delivery or facsimile transmission, if received during normal business hours of the recipient; if not, then on the next business day.

If to the Company:

TRUGOLF, INC.

60 North 1400 West

Centerville, UT 84014

Attn:      Chris Jones

If to the Holder:

Greentree Financial Group, Inc.

7951 S.W. 6th Street, Suite 216

Plantation, Florida 33324

Attn: R. Chris Cottone

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10.	REPRESENTATIONS AND WARRANTIES. The Company hereby makes the following representations and warranties to the Holder:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Note and to issue and sell this Note. The execution, delivery and performance of this Note by the Company, and the consummation by it of the Transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action. This Note, when executed and delivered, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Disclosure. Neither this Note nor any other document, certificate or instrument furnished to the Holder by or on behalf of the Company in connection with the transactions contemplated by this Note contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

11.	REPRESENTATIONS AND WARRANTIES BY HOLDER. Holder, by its acceptance of this Note, represents and warrants to Company as follows:

(a) Holder is acquiring the Note with the intent to hold as an investment and not with a view of distribution.

(b) Holder is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Note for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein. Holder has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in the Note, and has no need for liquidity in such investment. Holder, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Securities, and Holder, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Note.

(c) Holder acknowledges and agrees that it is purchasing the Note hereunder based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company.

(d) Holder has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Note or the transactions contemplated hereby. Holder acknowledges and agrees that neither the Company nor its employee(s), member(s), beneficial owner(s), or partner(s) solicited Holder to enter into this Note and consummate the transactions described in this Note.

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12.	SUCCESSION AND ASSIGNABILITY. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Holder may assign any of his or its rights, interests, or obligations hereunder on his or its own discretion with written approval from the Company.

13.	GOVERNING LAW, CONSENT TO JURISDICTION AND WAIVER OF JURY TRIAL. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of law provisions. All disputes arising out of or in connection with this Note, or in respect of any legal relationship associated with or derived from this Note, shall only be heard in any competent court residing in Clark County, Nevada. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Holder shall only be brought in such courts.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14.	ATTORNEYS FEES. In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder’s rights, including reasonable attorney’s fees.

15.	CONFORMITY WITH LAW. It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the Principal Amount of this Note.

16.	SEVERABILITY. If any portion of this Note is declared by a court of competent jurisdiction to be invalid or unenforceable, such portion shall be deemed severed from this Note, and the remaining part shall remain in full force and effect as if no such invalid or unenforceable provisions had been a part of this Note.

17.	WAIVER. Holder shall not be deemed to have waived any rights under this Note unless such waiver is given in a dated writing signed by Holder. No delay or omission on the part of Holder in exercising any right pursuant to this Note shall operate as a waiver of such right or any other right. A waiver by Holder of any provision of this Note or of any rights against any individual, entity or collateral shall not prejudice or constitute a waiver of strict compliance of any other provision of this Note by any other individual or entity. No prior waiver by Holder or course of dealing between Holder and any individual or entity collectively constituting the Company shall constitute a waiver of any rights of Holder or of any obligations pursuant to this Note.

18.	This Note constitute the entire agreement between the parties relating to the subject matter hereof, and may not be altered or amended except by written agreement signed by the parties.

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In witness whereof, the below parties signed and sealed this Note as of above date written.

TRUGOLF, INC.		GREENTREE FINANCIAL GROUP, INC.
(“COMPANY”)		(“HOLDER”)

By:		By:
Name:	Chris Jones	Name:	R. Chris Cottone
Title:	Chief Executive Officer	Title:	Vice President

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Exhibit A

TRUGOLF, INC.

Greentree Financial Group Inc.

Schedule of Loan Advances (Additional Sheets may be Attached if Necessary)

Date of Loan Advance	Amount of Loan Advance	Total of all Loan Advances Owed by Company (Excluding Interest)	Initials of Note Holder Representative	Initials of Authorized Company Representative

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EXHIBIT B — NOTICE OF CONVERSION

The undersigned hereby elects to convert $                 principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of TRUGOLF, INC., a Utah corporation (the “Company”), according to the conditions of the Convertible Promissory Note of the Company dated as of April ___, 2022 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐	The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:
Account Number:

☐	The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Greentree Financial Group, Inc.

7951 SW 6th Street, Suite 216

Plantation, Florida 33324

Date of Conversion:
Applicable Conversion Price:	$
Costs Incurred by the Undersigned to Convert the Note into Shares of Common Stock:	$
Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Note:
Amount of Principal Balance Due remaining Under the Note after this conversion:

By:

Name:

Title:

Date:

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